Consent of Independent Accountants



The Board of Directors
MedicaLogic Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                       KPMG LLP


Portland, Oregon
September 14, 1999